EXHIBIT A

                           [front side of proxy card]

                                                              [PRELIMINARY COPY]

                        WASHINGTON COUNTY NATIONAL BANK

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 8, 1995

                    This Proxy is Solicited on Behalf of the
             Board of Directors of Washington County National Bank


     The undersigned shareholder of Washington County National Bank ("WCNB") hereby constitutes and appoints David K. Cushwa, IV, David K. Poole, Jr., and Warren A. Resley and each of them acting individually, as the attorneys and proxies of the undersigned to attend the Special Meeting of Shareholders of WCNB to be held on August 8, 1995, and any adjournment thereof, and thereat to vote all shares of Common Stock of WCNB which the undersigned would be entitled to vote if then personally present on the matters set forth below:

1.   Approval of the Agreement and Plan of Affiliation dated December 23,
     1995 between WCNB and Financial Trust Corp, which is described in the Proxy Statement/Prospectus and included therein as Exhibit A.
     [ ] FOR            [ ] AGAINST                       [ ] ABSTAIN
2. The transaction of such other business as may properly come before the Special Meeting or any adjournment thereof.



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     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.

                          [reverse side of proxy card]

     In their discretion, the proxy or proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

     The undersigned hereby revokes all previous proxies for such Special Meeting, hereby acknowledges receipt of the Notice of such Special Meeting and the Proxy Statement/Prospectus furnished therewith and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                                            Dated:____________________________1995



                                            ________________________________(SEAL)

                                            ________________________________(SEAL)
                                            Please sign exactly as names appear hereon.  When
                                            signing as attorney, executor, administrator, trustee or
                                            guardian, please give your full title as such.  For joint
                                            accounts, each joint owner should sign.  If a corporation, please sign in full corporate name by President or other
                                            authorized officer, giving your full title as such.  If a
                                            partnership, please sign in partnership name by autho-
                                            rized person, giving your full title as such.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                           YOU VOTE "FOR" THE MERGER


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